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SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to 240.14a-12
INTERNATIONAL BANCSHARES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERNATIONAL BANCSHARES CORPORATION
Post Office Drawer 1359
Laredo, Texas 78042-1359

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2003

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of International Bancshares Corporation (the "Company") will be held at the LAREDO COUNTRY CLUB, 1415 Country Club Drive, Laredo, Texas, on May 19, 2003 at 7:00 p.m. for the following purposes:

  (1)
  To elect eleven (11) directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified;

  (2)
  To approve the appointment of independent auditors for the 2003 fiscal year;

  (3)
  To transact such other business as may lawfully come before the meeting or any adjournment thereof.

        The record date for the meeting has been fixed at April 3, 2003. Only shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

        In order to ensure the representation of a quorum at the meeting, shareholders who do not expect to attend the meeting in person are urged to sign the enclosed proxy and return it promptly to the Trust Division, International Bank of Commerce, P. O. Drawer 1359, Laredo, Texas 78042-1359. A return envelope is enclosed for that purpose.

INTERNATIONAL BANCSHARES CORPORATION
Dennis E. Nixon President

Dated: April 15, 2003

INTERNATIONAL BANCSHARES CORPORATION
1200 San Bernardo Avenue
Laredo, Texas 78040

PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXIES

        The accompanying proxy is solicited by the Board of Directors of International Bancshares Corporation, a Texas Corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held on May 19, 2003, at 7:00 p.m., local time, at the Laredo Country Club, 1415 Country Club Drive, Laredo, Texas. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may be solicited personally by regular employees of the Company at a nominal cost. Any shareholder giving a proxy has the power to revoke it at any time prior to the voting of the proxy by giving notice in person or in writing to the Secretary of the Company or by appearing at the Annual Meeting and voting in person. The approximate date on which this proxy statement and the accompanying form of proxy are first sent or given to security holders is April 15, 2003.

VOTING AT MEETING

        Only holders of record of common stock, par value $1.00 per share ("Common Stock"), of the Company at the close of business on April 3, 2003, shall be entitled to vote at the meeting. There were 30,931,652 shares of Common Stock issued and outstanding on the record date held of record by approximately 2,043 shareholders. Each share of Common Stock is entitled to one vote.

        All shares entitled to vote represented by a properly executed and unrevoked proxy received in time for the meeting will be voted at the meeting in accordance with the instructions given, but in the absence of instructions to the contrary, such shares will be voted affirmatively. Persons empowered as Proxies will also be empowered to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof. If any nominee shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Board of Directors recommends.

        A quorum for the transaction of business at the Annual Meeting requires representation, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock. The judges of election will treat abstentions and broker non-votes as shares that are present for purposes of determining the presence of a quorum for the transaction of business at the meeting. A quorum with respect to any specific proposal to be voted on at the Annual Meeting requires representation, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote on the proposal. Abstentions will be treated as present and entitled to vote with respect to any proposal submitted to the shareholders for a vote for purposes of determining both the presence of a quorum with respect to such proposal and the approval of such proposal. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, the holder(s) of such shares will not be considered as present and entitled to vote with respect to such matter for purposes of determining either the presence of a quorum with respect to such matter or the approval of such matter. With respect to any proposal other than the election of directors, such proposal shall be determined by the affirmative vote of the holders of a majority of the shares of Common Stock represented, in person or by proxy, at the meeting and entitled to vote thereon. Thus, abstention with respect to any such matter will have the same legal effect as a vote against such matter, while broker non-votes will not affect the outcome of such matter. With respect to the election of directors, the directors shall be elected by a plurality vote of the holders of shares of Common Stock present at the meeting and entitled to vote thereon.

ANNUAL REPORT

        The Company's 2002 Annual Report is being furnished with this Proxy Statement to shareholders of record as of the close of business on April 3, 2003. The Annual Report to Shareholders does not constitute a part of this Proxy Statement or the proxy solicitation material.

PROPOSAL—1

ELECTION OF DIRECTORS

        Eleven directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Each director is to hold office until the next Annual Meeting and until his/her successor is elected and qualified. The Proxies named in the accompanying proxy, who have been designated by the Board of Directors of the Company, intend to vote for the following nominees, unless otherwise instructed in such proxy. Certain information concerning each nominee is set forth below, including information regarding each nominee's positions with International Bank of Commerce, the Company's lead bank subsidiary ("IBC"):

Nominee for Director	Served as Director Since(1)	Age	Principal Occupation (2)
Lester Avigael	1966	76	Retail Merchant and Director of IBC
Irving Greenblum	1981	73	Investments
R. David Guerra	1993	50	Vice President of the Company since 1986 and President of the IBC Branch in McAllen, Texas and Director of IBC
Daniel B. Hastings Jr.	2000	55	Licensed U.S. Custom Broker and Director of IBC
Richard E. Haynes	1977	60	Attorney at Law; Real Estate Investments; and Director of IBC
Imelda Navarro	2002	45	Treasurer of the Company since 1982 and Senior Executive Vice President of IBC, and Director of IBC since 2002
Sioma Neiman	1981	75	International entrepreneur
Peggy J. Newman	1997	71	Real Estate Investments; President of Newman Poultry Co. and Director of IBC since 1996
Dennis E. Nixon	1975	60	Chairman of the Board of the Company since May 1992 and President of the Company since 1979; President, Chief Executive Officer and Director of IBC
Leonardo Salinas	1976	69	Real Estate Investments and Director of IBC; Vice President of the Company and Senior Executive Vice President of IBC until June 30, 2000.
Antonio R. Sanchez, Jr.	1995	60	Chairman of the Board of Sanchez Oil & Gas Corporation; Investments; and Director of IBC

(1)
Includes time served as director of IBC prior to July 28, 1980 when the Company became the successor issuer to IBC.

(2)
Except as otherwise noted, each nominee has held the office indicated or other offices in the same company for at least the last five years.

        None of the nominees for director and none of the executive officers of the Company have a family relationship with any of the other nominees for director or executive officers.

        None of the above nominees is a director of any other company which has a class of securities registered under, or is required to file reports under, the Securities Exchange Act of 1934 or of any company registered under the Investment Company Act of 1940, except for Mr. Sanchez who serves as director of Zixit Corporation.

EXECUTIVE OFFICERS

        The executive officers of the Company are Dennis E. Nixon, President and Chairman of the Board; David Guerra, Vice President; and Imelda Navarro, Treasurer, all of whom are nominees for director.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors during 2002 consisted of Lester Avigael, Irving Greenblum and Richard E. Haynes. The Committee met four times during the 2002 fiscal year. Each member of the Committee attended all four meetings, except for Irving Greenblum who missed one meeting. The primary functions of the Audit Committee are to recommend the appointment of the independent auditors; to review annual and quarterly financial reports and to review the results of audits by the internal auditor and the independent auditors. Under applicable law, the Audit Committee is required to review with management and the independent auditors the basis for all financial reports.

        The Stock Option Plan Committee of the Board of Directors during 2002 consisted of Lester Avigael, Irving Greenblum and Richard E. Haynes. The Company did not award any options for the 2002 fiscal year and as a result the Committee did not meet during 2002. The primary function of the Stock Option Plan Committee is the administration of the 1996 International Bancshares Corporation Stock Option Plan.

        The Company's Board of Directors does not have a compensation committee or a committee performing similar functions. Since all cash compensation paid to executive officers of the Company is paid by the Company's lead bank subsidiary, IBC, the Salary and Steering Committee of IBC's Board of Directors is responsible for making recommendations regarding each executive officer's compensation. The Salary and Steering Committee of IBC's Board of Directors during 2002 consisted of Lester Avigael, Irving Greenblum and Dennis E. Nixon. The Committee met two times during the 2002 fiscal year. Each member of the Committee attended both meetings.

        The Board of Directors of the Company does not have a standing nominating committee or any other committee performing similar functions.

        During 2002, the Board of Directors held twelve meetings. All of the directors attended at least 75% of the aggregate of the total number of meetings of the Company's Board of Directors, except for Sioma Neiman and Antonio R. Sanchez, Jr. who attended fewer than 75% of such meetings.

PRINCIPAL SHAREHOLDERS

        Insofar as is known to the Company, no person beneficially owned, as of April 3, 2003, more than five percent of the outstanding Common Stock of the Company, except as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned as of April 3, 2003	Percent of Class
A. R. Sanchez Jr. (1)(2) P.O. Box 2986 Laredo, Texas 78040	7,091,897	22.94%
Estate of Alicia M. Sanchez, Deceased (2) P.O. Box 2986 Laredo, Texas 78040	1,882,041	6.08%

(1)
The holdings shown for Mr. A. R. Sanchez Jr. include 1,882,040 shares owned by the Estate of Alicia M. Sanchez, Deceased. Mrs. Sanchez was the mother of Mr. Sanchez. Mr. Sanchez serves as Executor of the Estate and has the power to vote and dispose of those shares. Mr. Sanchez owns directly and has the sole power to vote and to dispose of 1,359,279 shares owned by him. Also includes 2,589,715 shares as to which Mr. Sanchez has the power to vote and dispose as trustee or co-trustee for trusts in which various family members, including his children, have a vested interest in the income and corpus. Also includes 1,255,676 shares held by SANTIG, Ltd., a family limited partnership, the general partner of which is Sanchez Management Corporation, of which Mr. Sanchez is the sole shareholder, Chairman of the Board and President. Also includes 5,187 shares held by the Sanchez Family Foundation, of which Mr. Sanchez is a director.

(2)
The holdings shown for the Estate of Alicia M. Sanchez are also included in the beneficial share ownership of Mr. Antonio R. Sanchez. Mr. Sanchez serves as Executor of the Estate and has the power to vote and dispose of the shares held by the Estate.

SECURITY OWNERSHIP OF MANAGEMENT

        Based upon information received from the persons concerned, each of whom is a director and nominee for director, the following individuals and all directors and executive officers of the Company as a group owned beneficially as of April 3, 2003, the number and percentage of outstanding shares of Common Stock of the Company indicated in the following table:

Name of Individual or Identity of Group	Shares Beneficially Owned as of April 3, 2003		Percent of Class
Lester Avigael (1)	262,196		*
Irving Greenblum (2)	311,281		*
R. David Guerra (3)	226,986	+	*
Daniel B. Hastings, Jr.	34,882		*
Richard E. Haynes	27,363		*
Imelda Navarro (4)	145,068	+	*
Sioma Neiman (5)	741,596		2.40%
Peggy J. Newman	7,908		*
Dennis E. Nixon (6)	1,122,548	+	3.62%
Leonardo Salinas	94,939		*
A. R. Sanchez Jr.(7)	7,091,897		22.94%
All Directors and Executive Officers as a group (11 persons) (8)	10,066,664		32.47%

*
Ownership of less than one percent

+
Includes shares which are issuable upon the exercise of options exercisable on or prior to June 3, 2003 ("currently exercisable options").

(1)
The holdings shown for Mr. Avigael include 195,312 shares held in the name of Avigael Investments and 26,206 shares which he holds as trustee for the benefit of his grandchildren, with respect to all of which shares he has the power to dispose of and to vote.

(2)
The holdings shown for Mr. Greenblum include 38,820 shares held in a family limited partnership, which he has the power to dispose of and to vote. The holdings for Mr. Greenblum include 45,067 shares held in his wife's name.

(3)
The holdings shown for Mr. Guerra include 11,433 shares issuable upon the exercise of currently exercisable options. The holdings shown for Mr. Guerra include 217,553 shares held jointly with his wife.

(4)
The holding shown for Ms. Imelda Navarro include 23,986 shares issuable upon the exercise of currently exercisable options.

(5)
The holdings shown for Mr. Neiman include 741,596 shares held in the name of Inar Investments, Corp., of which he is the Managing Director.

(6)
The holdings shown for Mr. Nixon include 41,646 shares issuable upon the exercise of currently exercisable options. The holdings shown for Mr. Nixon also include 6,685 shares held in the name of his wife.

(7)
The holdings shown for Mr. A. R. Sanchez Jr. include 1,882,041 shares owned by the Estate of Alicia M. Sanchez, Deceased. Mrs. Sanchez was the mother of Mr. Sanchez. Mr. Sanchez serves as Executor of the Estate and has the power to vote and dispose of those shares. Mr. Sanchez owns directly and has the sole power to vote and to dispose of 1,359,279 shares owned by him. Also includes 2,589,715 shares as to which Mr. Sanchez has the power to vote and dispose as trustee or co-trustee for trusts in which various family members, including his children, have a vested interest in the income and corpus. Also includes 1,255,676 shares held by SANTIG, Ltd., a family limited partnership, the general partner of which is Sanchez Management Corporation, of which Mr. Sanchez is the sole shareholder, Chairman of the Board and President. Also includes 5,187 shares held by the Sanchez Family Foundation, of which Mr. Sanchez is a director.

(8)
The holdings shown for all directors and executive officers as a group include 77,065 shares issuable upon the exercise of currently exercisable options.

        Except as reflected in the notes to the preceding table, each of the individuals listed in the table owns directly the number of shares indicated in the table and has the sole power to vote and to dispose of such shares.

EXECUTIVE COMPENSATION

Summary

        The following table contains information concerning the compensation awarded during each of the last three years for the Chief Executive Officer of the Company and the other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 in 2002.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long Term Compensation Securities Underlying Options
Name and Principal Position					All Other (3) Compensation
	Year	Salary (1)	Bonus (2)
Dennis E. Nixon Chairman of the Board, President and Director of the Company; President, CEO and Director of IBC	2002 2001 2000	444,992 437,338 361,166	1,100,000 1,000,000 1,000,000	— — —	15,178 12,435 12,298
R. David Guerra Vice President and Director of the Company; President of IBC branch in McAllen, Texas and Director of IBC	2002 2001 2000	217,904 204,006 194,114	58,621 51,844 35,269	— 3,500 —	13,441 12,392 11,948
Imelda Navarro Treasurer and Director of the Company, Senior Executive Vice President and Director of IBC	2002 2001 2000	145,195 138,004 134,570	39,882 33,536 31,268	— 2,500 —	10,386 9,611 9,132

(1)
These amounts do not include certain perquisites and other personal benefits, securities or property received by the officers which did not exceed the lesser of $50,000 or 10% of such executive officer's total salary and bonus set forth in the table; however, such amounts include directors fees as well as certain expense allowances. All cash compensation paid to the named officers was paid by IBC. The Company does not pay any cash compensation to any officer.

(2)
All amounts shown in this column are discretionary cash bonuses except $550,000 paid to Mr. Nixon for services rendered in 2002 and $500,000 in 2001 and 2000 pursuant to the Executive Incentive Compensation Plan.

(3)
All amounts shown in this column consist of funds contributed or allocated by the Company pursuant to the Company's Employee Profit Sharing Plan and Trust, a deferred profit sharing plan for employees with one year of continual employment.

        Each director of the Company and each director of IBC receives compensation for his services as a director in the amount of $900 for each meeting of the Board he attends and $300 for each meeting of a committee of the Board he attends. Salaried officers who are directors are not compensated for committee meetings. The director fees paid to the named executive officers are included in the salary totals set forth in the table.

Equity Compensation Plan Information

        The following table sets forth information as of December 31, 2002, with respect to the Company's compensation plans under which equity securities are authorized for issuance:

	(A)	(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity Compensation plans approved by security holders	1,353,295	$17.97	313,030
Equity Compensation plans not approved by security holders (1)	187,500	$20.80	—

Total	1,540,795	$18.31	313,030

(1)
The Company granted non-qualified stock options exercisable for a total of 187,500 shares, adjusted for stock dividends, of Common Stock to certain employees of the GulfStar Group. The grants were not made under any of the approved Stock Option Plans. The options are exercisable for a period of seven years and vest in equal increments over a period of five years. All options granted to the Gulfstar Group employees had an option price of not less than the fair market value of the Common Stock on or about the date of grant.

Stock Options

        During 2002, the Company did not grant any options to the named executive officers of the Company.

        The following table reflects certain information regarding individual exercises of stock options with respect to the Common Stock during 2002 and through April 3, 2003 by each of the named executive officers of the Company.

AGGREGATED OPTION EXERCISES IN 2002
AND FY-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Underlying Shares Unexercised Options at 12/31/02 Exercisable/Unexercisable (#)	Value of Unexercised In-the-Money Options at 12/31/02 Exercisable/Unexercisable ($)(1)
Dennis E. Nixon	29,797	951,880	41,646/12,801	1,021,265/314,390
R. David Guerra	-0-	-0-	11,433/4,476	278,560/64,840
Imelda Navarro	14,895	446,010	23,986/5,624	529,090/95,660

(1)
Based on market value of underlying shares minus aggregate exercise price.

REPORT OF THE SALARY AND STEERING COMMITTEE

        The Company's compensation package for each of its executive officers consists of base salary, an annual discretionary bonus and a discretionary incentive stock option grant. Also, certain executive officer(s) may receive compensation pursuant to the Company's Executive Incentive Compensation Plan. Stock option grants are determined by the Company's Stock Option Plan Committee and are discussed under the Committee's separate report below. All cash compensation paid to executive officers of the Company is paid by IBC. Base salary levels and annual bonuses are recommended by the Salary and Steering Committee of IBC (the "Committee"). The Committee during 2002 consisted of Lester Avigael, Irving Greenblum and Dennis E. Nixon.

        The Committee's recommendations regarding each executive officer's compensation is subjective with regard to both the base salary and bonus. The annual financial performance of IBC is the most important factor in the subjective analysis. The bonus program is intended to compensate each executive officer for the officer's contribution to IBC's financial performance during the previous year. At the end of each year based on the financial performance of IBC and the perceived contribution by each executive officer, a base salary recommendation for the next year and a bonus recommendation for the previous year is made for each executive officer by the Committee. The overall bonus pool for executive officers is affected by the earnings performance of IBC for the previous year. All base salary and bonus recommendations of the Committee are subject to final approval of the Board of Directors of IBC.

        With respect to the compensation of Mr. Nixon, the CEO of the Company, the Committee recommends to the Board of Directors the CEO's salary and bonus based on its subjective determination. In determining the CEO compensation, the Committee reviews the objectives of the Company for the previous year and the attainment thereof, principally including the Company's financial performance. Mr. Nixon does not participate as a Committee member in the consideration of his compensation. For services rendered to IBC in 2002, Mr. Nixon received a cash bonus under IBC's discretionary cash bonus program of $550,000. During 2002, the Company met both the return on average total assets and the return on average total shareholders' equity targets established pursuant to the 1998 Executive Incentive Compensation Plan (the "EICP") by the Committee. Accordingly, Mr. Nixon received an incentive award under the EICP of $550,000 for services rendered to the Company during 2002. The amounts of the cash bonus and the incentive award were largely affected by the strong financial results of the Company during 2002, which included (i) net income of $100.6 million, or $3.15 per share-basic, which represents a 25% increase in earnings per share compared to the previous year, (ii) the Company's excellent return on average total assets of 1.58% and (iii) the Company's strong return on average total shareholders' equity of 20.44%.

        The Salary and Steering Committee has considered the limitations on deductibility of compensation of the named executive officers under Section 162(m) of the Internal Revenue Code. The Steering Committee's current policy is to ensure that substantially all such compensation is deductible under Section 162(m) when paid.

        Lester Avigael                Irving Greenblum                Dennis E. Nixon

REPORT OF THE STOCK OPTION PLAN COMMITTEE

        The Stock Option Plan Committee of the Board of Directors determines the stock option grants to executive officers and key salaried employees of the Company. The Company did not award any options for the 2002 fiscal year and as a result, the Stock Option Plan Committee did not meet. The primary purpose of the Company's Stock Option Plan is to increase the interest of the executive and key salaried employees of the Company, the subsidiary banks and non-bank subsidiaries in its future growth and success through the added incentive created by the opportunity afforded for stock ownership under the Plan.

        Lester Avigael                Irving Greenblum                Richard E. Haynes

REPORT OF THE AUDIT COMMITTEE

        The Company's Audit Committee is responsible for providing objective and independent oversight of the Company's accounting functions and internal controls. Such oversight responsibility includes, but is not limited to, making recommendations concerning the engagement of independent auditors, reviewing the consolidated financial statements and the scope of the independent annual audit, reviewing and reassessing the adequacy of the Audit Committee's charter, reviewing with the independent auditors the results of their audit, considering the range of audit and non-audit fees, monitoring internal financial and accounting controls and performing such other oversight functions as may be requested from time to time by the Board of Directors. The Audit Committee reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2002, with management and the independent auditors. Management has the responsibility for the preparation, presentation and integrity of the Company's consolidated financial statements and the independent auditors have the responsibility for auditing the Company's consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

REPORT:

        The Audit Committee has:

        —reviewed and discussed the audited consolidated financial statements with management;

        —discussed with the independent auditors the matters required to be discussed by SAS 61; and

        —received the required information and communications from the independent auditors required by Independence Standards Board Standard No. 1, and discussed with the auditors the auditors' independence.

        Based on the review and discussions with management and the Company's independent auditors referenced above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the SEC.

        The Board of Directors has determined that the members of the Audit Committee are "independent" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee has adopted a written charter, which was last amended and restated by the Board of Directors on April 3, 2003. A copy of the charter, as amended, is attached to this Proxy Statement as Annex A.

        This report is submitted on behalf of the Audit Committee.

        Lester Avigael                Irving Greenblum                Richard E. Haynes

        This report by the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

PRINCIPAL ACCOUNTING FIRM FEES

        The following table sets forth the aggregate fees billed to International Bancshares Corporation for the year ended December 31, 2002 by the Company's principal accounting firm, KPMG LLP.

Audit Fees, Excluding audit related fees (1)	$348,800

Financial Information Systems Design and Implementation Fees	$0

All other fees
Audit related fees (2)	$55,700
Other Non-audit services (3)	$221,200

Total All Other Fees	$276,900

(1)
Audit fees related to the audit of the Company's consolidated financial statements as of and for the year ended December 31, 2002 and limited reviews of the Company's unaudited consolidated quarterly financial statements.

(2)
Audit related fees consisted principally of fees related to the audits of Company's Employee's Profit Sharing Plan, a broker-dealer subsidiary and FDICIA attestation reports.

(3)
Other non-audit related fees consisted principally of research and consultation on tax issues and filing of tax returns.

        The Audit Committee has considered whether the provision of services covered in billings included under the "Other Non-audit Services" category listed above is compatible with maintaining the principal auditors' independence. The Audit Committee has concluded that the provisions of such non-audit services would not jeopardize the independence of KPMG LLP as the Company's principal auditors.

SALARY AND STEERING COMMITTEE AND STOCK OPTION PLAN
COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Salary and Steering Committee members during 2002 were Lester Avigael, Richard E. Haynes and Mr. Nixon, who serves as President and Chairman of the Board of the Company and President and CEO of IBC, and who is consulted with respect to compensation decisions for all executives and key salaried employees other than for himself. Stock Option grants are determined by the Stock Option Plan Committee whose members were Lester Avigael, Richard E. Haynes and Irving Greenblum. Messrs. Richard E. Haynes and Dennis E. Nixon each have total indebtedness outstanding with subsidiary banks of the Company in an amount which exceeds $60,000, which indebtedness is fully performing, complies with lending restrictions of section 22(h) of the Federal Reserve Act (12 U.S.C. 375b), and is included in the disclosure set forth on page 12, under the caption "Interest of Management in Certain Transactions".

Financial Performance

        The following graph illustrates the cumulative return experienced by the Company's shareholders for the period commencing on December 31, 1997 and ending at year end 2002 as compared with the cumulative total returns of the other companies included within the Standard & Poor's 500 Stock Index and Standard & Poors 500 Bank Index. The calculations were prepared on a dividends-reinvestment basis.

TOTAL RETURN ANALYSIS

INTERNATIONAL BANCSHARES CORPORATION
VS. MARKET INDICES
YEAR END: 12/31/97 TO 12/31/02

	1997	1998	1999	2000	2001	2002
INT. BCSHS. CORP.	100	83	94	89	137	160
S & P 500 INDEX	100	128	156	141	125	97
S & P 500 BANKS	100	106	91	109	109	108

INTEREST OF MANAGEMENT IN
CERTAIN TRANSACTIONS

        Some of the directors, executive officers and nominees for directors of the Company and principal shareholders of the Company and their immediate families and the companies with which they are associated were customers of, and had banking transactions with, the Company's subsidiary banks in the ordinary course of the subsidiary banks' business during 2002, and the Company anticipates that such banking transactions will continue in the future. All loans and commitments to loan included in such banking transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing in the industry at the time for comparable transactions with other persons, and, in the opinion of management of the Company, did not involve more than a normal risk of collectibility or present other unfavorable features.

        During 1994, the Company obtained approval from the Federal Reserve Bank of Dallas to engage in the activity of making loans to certain of its executive officers, directors, affiliates, and principal shareholders, and to certain executive officers and directors and their related interests of the subsidiary banks. In connection with such approval, the Company committed that all loans would be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the Company as those prevailing at the time for comparable transactions with or involving other non-affiliated borrowers, or in the absence of comparable transactions, on terms and under circumstances, including credit standards, that in good faith would be offered to or would apply to non-affiliated companies. During 2002, Dennis E. Nixon, a director and the Company's President and Chairman of the Board, and his related interests were indebted to the Company on two real estate loans made on terms and under circumstances consistent with the commitment made by the Company to the Federal Reserve Bank of Dallas. The largest aggregate amount of indebtedness to the Company under such loans at any time during 2002 was $5,914,950. As of January 3, 2003, there were no amounts owing under either of these loans. One of the loans was refinanced upon its maturity in 2002 and the other upon its maturity in 2003. Both loans were refinanced with funds borrowed from an insured depository subsidiary bank (as defined in section 3 of the Federal Deposit Insurance Act) of the Company. The loans made by the Company's bank subsidiary were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing in the industry at the time for comparable transactions with other persons, and, in the opinion of management of the Company, did not involve more than a normal risk of collectibility or present other unfavorable features. Each of the subsidiary bank's loans is also subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act. Prior to their being refinanced, both of the loans previously owing to the Company were current with respect to principal and interest.

        IBC and Sanchez Oil & Gas Corporation, a related interest of Antonio R. Sanchez, Jr., who is a director and principal shareholder of the Company, jointly own, in varying percentages certain aircraft used for business purposes by IBC, the other bank subsidiaries and Sanchez Oil and Gas Corporation. The net book value of IBC's aggregate interest in such aircraft as of April 3, 2003 was approximately $2.4 million. Each bank subsidiary and Sanchez Oil and Gas Corporation pay the pro rata expense related to their actual use of the aircraft.

Filing of Beneficial Ownership Reports

        Under the securities laws of the United States, the Company's directors, its executive officers and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file such reports by the applicable dates during 2002. The Company believes that all of these filing requirements were timely satisfied, except that Mr. Greenblum inadvertently failed to timely file a Form 4 relating to a transfer to a family partnership in which he serves as a general partner. Upon discovery of such failure, Mr. Greenblum included the transactions in a subsequent Form 4. In making these disclosures, the Company has relied solely on written representations of its directors, executive officers and its ten percent holders and copies of the reports that they have filed with the Commission.

PROPOSAL—2

APPOINTMENT OF INDEPENDENT AUDITORS

        Upon the recommendation of the Audit Committee, the Board of Directors of the Company has appointed the firm of KPMG LLP to audit the accounts of the Company for the 2003 fiscal year. The firm has audited the books of the Company and its predecessor, IBC, annually since 1979.

        Audit services rendered by KPMG LLP for the fiscal year ended December 31, 2002 included the annual audit of the Company's consolidated financial statements, which are included in reports to shareholders and the Securities and Exchange Commission; and consultation on accounting and related matters and services performed in connection with other regulatory filings.

        Representatives of KPMG LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        Approval of the appointment of independent auditors is not a matter which is required to be submitted to a vote of shareholders, but the Board of Directors considers it appropriate for the shareholders to express whether they approve or withhold their approval of the appointment. If shareholder approval should be withheld, the Board of Directors would consider an alternative appointment for the succeeding fiscal year. The Board of Directors of the Company recommends that the shareholders approve the appointment of KPMG LLP as the independent auditors. The affirmative vote of a majority of the shares present and entitled to vote thereon will constitute approval.

SHAREHOLDER PROPOSALS FOR YEAR 2004 ANNUAL MEETING

        The 2004 Annual Meeting of Shareholders will be held on May 18, 2004. Proposals from shareholders which are intended to be included in the proxy statement relating to the Company's 2004 Annual Meeting of Shareholders must comply with Rule 14a-8 under the Exchange Act and must be received in writing by the Company at its principal executive offices no later than December 15, 2003; provided, however, that in the event the date of the 2004 Annual Meeting is changed by more than thirty (30) days from the date contemplated at the time of the Proxy Statement, the written proposal must be received at least eighty (80) days prior to the date the Company intends to distribute its Proxy Statement with respect to the Company's 2004 Annual Meeting of Shareholders. The Company's principal executive offices are located at 1200 San Bernardo Avenue, Laredo, Texas 78040 and any written proposal should be submitted to the Secretary of the Company addressed to the executive offices of the Company.

        Additionally, any shareholder nominations and proposals to be properly brought before the 2004 Annual Meeting of Shareholders will need to be made in accordance with the Company's bylaws. A copy of the Company's Bylaws may be obtained from the Company's Secretary at the address indicated on the first page of this proxy statement.

OTHER MATTERS

        No business other than the matters set forth in this proxy statement is expected to come before the meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company. In the event that any of the nominees for director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as Proxies will vote for such substitute nominee(s) as the Board of Directors recommends, or in the absence of such recommendation, such other persons as they consider to be in the best interests of the Company.

INTERNATIONAL BANCSHARES CORPORATION
Dennis E. Nixon President

Dated: April 15, 2003

THE COMPANY WILL PROVIDE SHAREHOLDERS WITH A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FOR THE PERIOD ENDED DECEMBER 31, 2002, WITHOUT CHARGE, UPON WRITTEN REQUEST ADDRESSED TO THE TREASURER OF THE COMPANY, MS. IMELDA NAVARRO AT:

INTERNATIONAL BANCSHARES CORPORATION
P. O. Box 1359
Laredo, Texas 78042-1359
(956) 722-7611 Extension 6222

ANNEX A

INTERNATIONAL BANCSHARES CORPORATION

Audit Committee Charter
April 2003

I. Audit Committee Purpose

        The Audit Committee is appointed annually by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the quality and integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, legal and regulatory compliance, and ethical behavior.

  •
  Monitor the independence, qualifications and performance of the Company's independent auditors and internal auditing department.

  •
  Monitor the Company's financial statements and other financial information provided by the Company to its shareholders, the public and others.

  •
  Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

        The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. At the Company's expense, the Audit Committee has the ability to retain and determine the funding for special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties as set forth in Section 301 of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"). The Committee shall also have the authority, to the extent it deems necessary or appropriate, to ask the Company to provide the Committee with the support of one or more Company employees to assist it in carrying out its duties. The Committee may request that any officer or employee of the Company or the Company's outside counsel or independent auditors attend a meeting of the Committee or meet with any members of, or consultants to, the Committee.

II. Audit Committee Composition and Meetings

        Audit Committee members shall meet the independence and experience requirements of Section 36 of the Federal Deposit Insurance Act, the Nasdaq Stock Market, Inc. ("Nasdaq"), the Securities and Exchange Commission ("SEC"), Sarbanes-Oxley and all other applicable legal requirements, at the time of their appointment. The Audit Committee shall be comprised of three directors as determined by the Board. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

        The Committee shall meet at least four times annually, or more frequently if necessary to fulfill its responsibilities. If circumstances warrant, an unscheduled meeting of the Committee can be called with or without the presence of the Company's management. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and separately as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditor's limited review procedures.

        In carrying out its responsibilities, the Committee believes it policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

III. Audit Committee Responsibilities and Duties

  Review Procedures

  1.
  Review and reassess the adequacy of this Charter as circumstances dictate, but at least annually. Submit the charter to the Board of Directors for approval and have the document published in accordance with SEC regulations.

  2.
  Review and discuss with management and the independent auditors the Company's annual audited financial statements and the related MD&A and other disclosures in the Company's Form 10-K.

  3.
  Review with financial management and the independent auditors any interim financial information that may be available and the Company's quarterly financial results and/or the Company's quarterly financial statements, including the Company's MD&A disclosures. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

  4.
  Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

  5.
  Review and discuss quarterly reports from the independent auditors on:

  a.
  All critical accounting policies and practices to be used.

  b.
  All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

  c.
  Other material written communication between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

  6.
  In consultation with management, the independent auditors, and the internal auditors, consider the effectiveness and integrity of the Company's financial reporting processes and controls, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls are desirable. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses. Meet with management at least quarterly to discuss such matters in accordance with Section 302 of Sarbanes-Oxley.

  7.
  Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally

    (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

  8.
  Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

  9.
  Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internals controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

  Independent Auditors

  10.
  The independent auditors are ultimately accountable to, and shall report directly to, the Audit Committee, pursuant to Section 301 of Sarbanes-Oxley. The Audit Committee shall review the independence and performance of the auditors and shall have the sole authority to appoint the independent auditors or approve any discharge of auditors when circumstances warrant. In addition, the Committee shall be directly responsible for the compensation, oversight of the work and evaluation of any independent auditors employed by the Company (including resolving disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report and related work.

  11.
  Pursuant to Section 202 of Sarbanes-Oxley, the Audit Committee must pre-approve the fees and other significant compensation to be paid to the independent auditors in exchange for auditing services and permissible non-audit services, either directly or pursuant to such processes as are in accordance with Sarbanes-Oxley and that are determined to be advisable. In no event shall the independent auditors perform any non-audit services for the Company that are prohibited by Section 10A(g) of the Securities Exchange Act of 1934 (the "Exchange Act") or the rules of the SEC, Nasdaq or the Public Corporation Accounting Oversight Board.

  12.
  Pursuant to Section 204 of Sarbanes-Oxley, the Audit Committee must receive from the independent auditors on a timely basis information concerning (i) all critical accounting policies and practices used by the Company, (ii) alternative accounting treatments that have been discussed with management along with the potential ramifications of using those alternatives and the treatments preferred by the independent auditor and (iii) other written communications provided by the auditor to management, including a schedule of unadjusted audit differences.

  13.
  On an annual basis, the Committee should obtain and review from the independent auditors a report from the independent auditor describing (i) all significant relationships they may have with the Company that could impair the auditor's independence, with special attention given to any non-audit services that the auditors may have provided the Company; (ii) any material issues raised by the most recent internal quality control review or peer review of the auditor, or by any investigation by governmental or professional authorities within the last five years, and any steps taken to address these issues and (iii) the auditor's assessment of the Company's internal quality control procedures, including an evaluation of the internal audit responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit. The Committee shall take additional actions, as necessary, to satisfy itself of the qualifications, performance and independence of the auditors.

  14.
  Review the independent auditor's audit plan—discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

  15.
  Discuss the results of the audit with the independent auditors, including auditor issues on which the independent auditor communicated with its national office regarding auditing or accounting issues. Also, discuss certain matters required to be communicated to the audit committees in accordance with AICPA SAS 61.

  16.
  Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting and the clarity of the Company's financial disclosure practices. Inquire as to the auditors' judgments regarding the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates and other significant decisions made by management in preparing the financial disclosure. Review any difficulties the auditor encountered in the course of its audit work (including any restrictions on the scope of the auditor's activities or on access to information, and any significant disagreements with management) and management's response.

  17.
  Oversee the rotation, at least once every five years, of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit, in order to assure continuing auditor independence.

  18.
  Recommend to the Board policies for the hiring of employees or former employees of the independent auditor who were engaged on the Company's account that are consistent with Section 206 of Sarbanes-Oxley and other SEC rules.

  Internal Audit Department and Legal Compliance

  19.
  The Committee shall review the sufficiency of internal audit resources, the budget, plan, changes in plan, activities, organizational structure, staffing and qualifications of the internal audit department.

  20.
  Review the appointment, performance and replacement of the senior internal audit executive.

  21.
  At least quarterly, the Committee shall review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

  22.
  On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies and reports and disclosures of insider and affiliated party transactions. Also discuss such matters with management and the Company's internal auditors.

  Other Audit Committee Responsibilities

  23.
  Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

  24.
  Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

  25.
  Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

INTERNATIONAL BANCSHARES CORPORATION
For the Annual Meeting of Shareholders
Called for May 19, 2003

        The undersigned shareholder(s) of International Bancshares Corporation, a Texas corporation (the "Company"), hereby appoints Lester Avigael, Irving Greenblum, and Richard E. Haynes, and each of them, as Proxies, each with power to appoint his substitute, and hereby authorizes them to vote, as designated below, all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held on Monday, May 19, 2003 at 7:00 P.M., local time, and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present:

1.
ELECTION OF DIRECTORS. Nominees: L. Avigael, I. Greenblum, R.D. Guerra, R.E. Haynes, D.B. Hastings, Jr., Imelda Navarro, S. Neiman, P. J. Newman, D.E. Nixon, L. Salinas, A. R. Sanchez, Jr.
☐ FOR, all nominees listed above	☐ FOR, all nominees listed above, except for the nominee(s) set forth on the line below
☐ WITHHOLD AUTHORITY, to vote for all nominees listed above

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

The Board of Directors recommends a vote FOR all nominees.

2.
PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG LLP as the independent auditors of the Company for the 2003 fiscal year.
☐
FOR ☐    AGAINST ☐    ABSTAIN

The Board of Directors recommends a vote FOR the above proposal.

3.
In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE THEREON. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL THE NOMINEES AND "FOR" PROPOSAL 2 ABOVE.

        The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of the Company dated April 15, 2003.

Dated , 2003
Signature(s)

(Signature should agree with name of stock Certificate as stenciled thereon. Executors, Administrators, Trustees, etc. should so indicate when signing).

THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS

        YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO ITS EXERCISE

        I ☐ do ☐ do not plan to attend the Meeting.

QuickLinks

INTERNATIONAL BANCSHARES CORPORATION Post Office Drawer 1359 Laredo, Texas 78042-1359
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 19, 2003
INTERNATIONAL BANCSHARES CORPORATION 1200 San Bernardo Avenue Laredo, Texas 78040
PROXY STATEMENT
SOLICITATION AND REVOCATION OF PROXIES
VOTING AT MEETING
ANNUAL REPORT
PROPOSAL—1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
PRINCIPAL SHAREHOLDERS
SECURITY OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION EXERCISES IN 2002 AND FY-END OPTION VALUES
REPORT OF THE SALARY AND STEERING COMMITTEE
REPORT OF THE STOCK OPTION PLAN COMMITTEE
REPORT OF THE AUDIT COMMITTEE
PRINCIPAL ACCOUNTING FIRM FEES
SALARY AND STEERING COMMITTEE AND STOCK OPTION PLAN COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
TOTAL RETURN ANALYSIS
INTERNATIONAL BANCSHARES CORPORATION VS. MARKET INDICES YEAR END: 12/31/97 TO 12/31/02
INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS
Filing of Beneficial Ownership Reports
PROPOSAL—2 APPOINTMENT OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS FOR YEAR 2004 ANNUAL MEETING
OTHER MATTERS
ANNEX A
INTERNATIONAL BANCSHARES CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS